UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2021

Golden Falcon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39816	85-2738750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

(970) 315-2644

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Warrant	GFX.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	GFX	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GFX WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In light of recent comment letters issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of Golden Falcon Acquisition Corp. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) in December 2020. The Company has determined that, at the closing of its IPO, and in all of its subsequent periodic reports filed with the SEC, through and including the Form 10-Q for the quarterly period ended June 30, 2021, it had improperly valued its Class A common stock subject to possible redemption. The Company previously determined the Class A common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of Class A common stock, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Class A common stock issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside of the Company’s control. Therefore, management concluded that the redemption value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

As a result of the foregoing, on November 16, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management and Marcum LLP, the Company’s independent registered public accounting firm, that the Company’s previously issued (i) audited balance sheet as of December 22, 2020, as previously restated in the Company’s amended Annual Report on Form 10-K filed with the SEC on May 27, 2021 (the “Form 10-K/A”), (ii) audited financial statements included in the Company’s Form 10-K/A, (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 27, 2021, and (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon. As such, the Company has restated its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, which will be concurrently filed with the SEC on November 16, 2021, as described therein.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting related to the Company’s accounting for complex financial instruments and that, because of this and the additional material weakness identified in the first and second quarters of 2021, the Company’s disclosure controls and procedures were not effective as of September 30, 2021.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN FALCON ACQUISITION CORP.

By:	/s/ Makram Azar
Name:	Makram Azar
Title:	Chief Executive Officer

Date: November 16, 2021